Exhibit 15
                                                             ----------




     August 4, 1995





     Securities and Exchange Commission
     450 Fifth Street, NW
     Washington, DC 20549

     Dear Sirs:

     We are aware that Consolidated Rail Corporation has incorporated by reference our report dated July 19, 1995
     (issued pursuant to the provisions of Statement of Auditing Standards No. 71) in the Prospectus constituting part of the:

        * Registration Statement on Form S-3 No. 33-34040

        * Registration Statement on Form S-3 No. 33-64670.


     We are also aware of our responsibilities under the Securities Act of 1933 and that pursuant to Rule 436(c) our report dated July 19, 1995 shall not be considered part of a registration statement prepared or certified by us or a report prepared or certified by us within the meaning of Sections 7 and 11 of the Securities Act of 1933.



     Very truly yours,




     PRICE WATERHOUSE LLP
     Thirty South Seventeenth Street
     Philadelphia, PA 19103


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